UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2019
SOUTH JERSEY INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-6364	22-1901645
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 South Jersey Plaza, Folsom, NJ		8037
(Address of principal executive offices)		(Zip Code)
(609) 561-9000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.    Termination of a Material Definitive Agreement.
On March 15, 2019, South Jersey Industries, Inc. (the “Company”) provided Notice of Optional Prepayment (“Notice of Prepayment”) to the holders of its Floating Rate Senior Notes, Series 2018D, due June 20, 2019 (the “Series 2018D Notes”) of the Company’s intent to prepay a portion of the $475,000,000 aggregate principal amount outstanding of the Notes (the “Prepayment”). Notice was given pursuant to Section 8.2 of that certain Note Purchase Agreement, dated as of June 20, 2018 (as amended, the “Note Purchase Agreement”), among the Company and the respective Purchasers named therein. The Prepayment shall take place on Wednesday, March 27, 2019. The amount of the Prepayment shall be $125,000,000 of principal and shall also include payment of interest accrued thereon to the date of such prepayment, together with the Floating Rate Breakage Amount, if any, on the principal amount of Series 2018D Notes to be prepaid, each as provided in the Note Purchase Agreement. Capitalized terms used and not otherwise defined herein have the meanings specified in the Note Purchase Agreement.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Company has disclosed in Item 1.02 above the information relating to the Company’s providing Notice of Prepayment to holders of the Series 2018D Notes, which disclosure is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2019	SOUTH JERSEY INDUSTRIES, INC. By: /s/ Cielo Hernandez Name: Cielo Hernandez Title: Senior Vice President, Chief Financial Officer